Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of August 21, 2020 (the “Effective Date”), by and among Prelude Therapeutics Incorporated, a Delaware corporation (the “Company”), and each holder of the Company’s Preferred Stock (as defined below) listed on Schedule A (with all such Persons, together with any subsequent transferees who become parties hereto as “Investors” pursuant to the terms hereof, the “Investors”).

WHEREAS, the Company and certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Purchase Agreement”) under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the Company and the Investors;

WHEREAS, the Company, the Investors who are holders of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), the Investors who are holders of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and certain holders of shares of the Company’s Common Stock previously entered into that certain Amended and Restated Investors’ Rights Agreement dated as of May 31, 2019 (the “Prior Agreement”); and

WHEREAS, the parties wish to enter into this Agreement to (i) amend and restate in its entirety the Prior Agreement to include the holders of Series C Preferred Stock and to amend and restate the obligations set forth therein and (ii) induce certain of the Investors to enter into the Purchase Agreement and consummate the transactions contemplated thereunder.

NOW, THEREFORE, the parties hereby agree as follows:

1.     Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.

1.2    “BBA Director” and an “OM Director” means a director of the Company that is appointed by BBA and OrbiMed, respectively, pursuant to the terms of the Voting Agreement.

1.3    “Beneficially Own” or any variation thereof shall have the meaning set forth under Rule 13d-3 under the Exchange Act, including any interpretations thereof by the Staff of the SEC.

1.4    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share, including the Voting Common Stock and Non-Voting Common Stock (each as defined in the Restated Certificate).

1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in commercial activities directly competitive with the commercial activities engaged in by the Company; provided, however, the term “Competitor” shall not include any financial investment firm or collective investment vehicle (including any venture capital fund). For purposes of clarity, if a financial investment firm or collective investment vehicle (including any venture capital fund) owns a portfolio company or any interest in a portfolio company that is engaged in commercial activities directly competitive with the commercial activities engaged in by the Company, such financial investment firm or collective investment vehicle (including any venture capital fund) shall not be deemed to be a “Competitor” but such portfolio company shall be deemed to be a “Competitor”.

1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7    “Deemed Liquidation Event” has the meaning ascribed thereto in the Restated Certificate.

1.8    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants (whether vested or unvested).

1.9    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or issuable upon the exercise of warrants.

1.11    “Fidelity Investors” means, collectively, the Investors advised or subadvised by Fidelity Management & Research Company LLC or one of its Affiliates.

1.12    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14    “GAAP” means generally accepted accounting principles in the United States.

1.15    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.16    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.17    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.18    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.19    “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.20    “Major Investor” means each of Baker Brothers Life Sciences, L.P. and its Affiliates, including 667, L.P. (collectively, “BBA”), OrbiMed Private Investments VI, LP and its Affiliates (collectively, “OrbiMed”), Krishna Vaddi, Dolphin City Trust, Sidus Ventures, LLC and each Fidelity Investor.

1.21    “Preferred Director” means any director of the Company that the holders of record of the Preferred Stock, voting as a separate class, are entitled to elect pursuant to the Restated Certificate.

1.22    “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

1.23    “Person” means any individual, corporation, partnership, limited partnership, trust, limited liability company, association or other entity.

1.24    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock held or acquired by an Investor or any of its Affiliates prior to the Qualified IPO (as defined in the Restated Certificate); and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, (A) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and (B) for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13; provided however, that Registrable Securities shall not include such Common Stock of an Investor whenever all of the shares of Common Stock held by such Investor (including all shares of Common Stock issuable upon conversion of the Preferred Stock held by such Investor) may be resold without volume limitations in accordance with the Securities Act, in which case the shares of such Investor shall cease to be Registrable Securities.

1.25    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.26    “Required Preferred” means holders of at least 66% of the then-outstanding shares of Preferred Stock, voting as a single class on an as-converted to Common Stock basis.

1.27    “Restated Certificate” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as may be amended from time to time in accordance with the terms thereof.

1.28    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.29    “SEC” means the Securities and Exchange Commission.

1.30    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.31    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.32    “Series C Preferred Stock” means shares of Series C Preferred Stock, par value $0.0001 per share, of the Company.

1.33    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.35    “Voting Agreement” means the Amended and Restated Voting Agreement among the Company, each purchaser or holder of Preferred Stock and certain other stockholders, dated as of the date hereof.

2.     Registration Rights. The Company covenants and agrees as follows:

2.1    Registration.

(a)    Demand Registration. If at any time after the earlier of (y) three years after the date of this Agreement or (z) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the applicable Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act (on such proper form as permissible at such time) covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3. The maximum number of registrations to be effected pursuant to this Section 2.1(a) shall be two (2).

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Holders of at least 25% of the Registrable Securities that the Company file a Form S-3 registration statement with respect to outstanding Registrable

Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the applicable Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3. Registrations effected pursuant to this Section 2.1(b) shall not exceed two (2) per calendar year.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company- initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC (and, in the case of a Form S-1 registration, at least seventy-five percent (75%) of the Registrable Securities requested to be registered are registered), unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration under Section 2.1(a) or Form S-3 registration under Section 2.1(b), as applicable, pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of any Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject to the reasonable approval of the Initiating Holders holding a majority of the Registrable Securities requested to be included in such registration by the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated (i) first, among Holders who own Preferred Stock, in proportion (as nearly as practicable) to the amount of Common Stock issued or issuable on conversion of the Preferred Stock owned by each such Holder to be included in such registration, and (ii) second, among all other Holders, in proportion (as nearly as practicable) to the amount of other Registrable Securities owned by each such Holder to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting for Holders who own Preferred Stock (or Common Stock issued or issuable on conversion thereof) shall not, with respect to such Registrable Securities issued or issuable upon conversion of the Preferred Stock, be reduced unless all other securities are first entirely excluded from the underwriting; and provided, further, that the number of Registrable Securities to be included in such underwriting by any other Holder shall not be reduced unless all other securities (other than Common Stock issued or issuable on conversion of Preferred Stock) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated (i) first, among Holders who own Preferred Stock, in proportion (as nearly as practicable) to the amount of Common Stock issued or issuable on conversion of the Preferred Stock owned by each such Holder to be included in such offering, and (ii) second, among all other Holders, in proportion (as nearly as practicable) to the amount of other Registrable Securities of the Company owned by each such Holder; provided, however, that the number of Registrable Securities to be included in such underwriting for Holders who own Preferred Stock shall not, with respect to such Registrable Securities issued or issuable upon conversion of the Preferred Stock, be reduced unless all other securities (other than the securities being offered by the Company) are first entirely excluded from the underwriting; and provided, further, that the number of Registrable Securities to be included in such underwriting by any other Holder shall not be reduced unless all other securities (other than the securities being offered by the Company and the shares of Common Stock issued or issuable on conversion of the Preferred Stock) are first entirely excluded from the underwriting. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities proposed to be registered in such offering, unless such offering is the IPO, in which case the selling Holders may be entirely excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Section 2.1(a), a registration shall not be counted as “effected” if: (i) as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than seventy-five (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, or (ii) such registration is not closed, unless withdrawn at the request of the Initiating Holders (other than as a result of a material adverse change to the Company).

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of any Holders of Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days to the extent permitted by such form under the Securities Act or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period, to the extent permissible, shall be extended for a period of time equal to the period any selling Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(j)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

In addition, the Company shall ensure that, after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors or officers may implement a trading program in accordance with Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders up to a maximum of $15,000 per registration (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Initiating Holders of such registration (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Initiating Holders agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; and provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and the Initiating Holders shall not forfeit their right to one such registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon information, actions or omissions made in reliance upon and in conformity with information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, officers, and Person(s) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon information, actions or omissions made in reliance upon and in conformity with information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Preferred, enter into any agreement with any holder or prospective holder of any securities of the Company that allows such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11     “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Derivative Securities held immediately prior to the effectiveness of the registration statement for the IPO, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to any sale of shares acquired in or following the IPO, and shall only be applicable to the Holders if all officers and directors of the Company and holders of greater than one percent (1%) of the Common Stock (assuming full conversion, exercise and/or exchange, as applicable, of all Preferred Stock and other Derivative Securities) enter into similar agreements. The underwriters in connection with the IPO or such other underwritten offering are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 2.11 or that are necessary to give further effect thereto. In the event that the Company or the managing underwriter waives or terminates any of the restrictions contained in this Section 2.11 or in a lock-up agreement with respect to the securities of an Holder, officer, director or greater than one-percent stockholder of the Company (in any such case, the “Released Securities”), the restrictions contained in this Section 2.11 and in any lock-up agreements executed by the Investors shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Investor as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144 to be bound by the terms of this Agreement.

(b)    Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses

(i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK- UP PERIOD IN THE EVENT OF AN INITIAL PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICES OF THE COMPANY

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Notwithstanding the foregoing, no such legal opinion, “no action” letter or other evidence will be required for (x) any transaction effected in compliance with SEC Rule 144 or (y) in any transaction in which such Holder sells, pledges or transfers Restricted Securities to an Affiliate of such Holder; provided that, other than in connection with a transaction in compliance with SEC Rule 144 following the IPO, each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event;

(b)    such time following the IPO as SEC Rule 144 or another similar exception under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three month period without registration; and

(c)    such time as the Company’s common stock is trading on a national securities exchange and Rule 144 (or any successor provision) is available for the sale of all of such Holder’s shares during a three-month period without registration.

2.14    Post-IPO Affiliate Registration Rights Agreement. With respect to any Holder that is deemed to be an “affiliate” of the Company under the Securities Act (an “Affiliate Holder”), upon request by such Affiliate Holder in connection with the IPO, the Company shall enter into a new Registration Rights Agreement with such Affiliate Holder (and any subsequent Affiliate Holder) in substantially the form of Exhibit A hereto, with mutually agreed modifications to such form to address any potential conflicts between the registration rights in such Registration Rights Agreement and the registration rights herein.

3.	Information Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor the following, so long as such Major Investor, individually or together with its Affiliates, beneficially owns more than 1,500,000 shares of the Company’s Common Stock on an as-converted basis, the following:

(a)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year;

(b)    as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company;

(c)    as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable, but in any event at least thirty (30) days before the end of each fiscal year, a comprehensive operating plan for the next fiscal year and a budget forecasting the Company’s revenue, expenses, and cash position on a month-to-month basis for the upcoming fiscal year, all as authorized and approved by the Board of Directors (collectively, the “Budget”);

(e)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year of the Company (or promptly following any written request from a Major Investor), a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the Chief Financial Officer or Chief Executive Officer of the Company as being true, complete and correct; and

(f)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit each Major Investor, so long as such Major Investor, individually or together with its Affiliates, beneficially owns more than 1,500,000 shares of the Company’s Common Stock on an as-converted basis, at such Major Investor’s sole cost and expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Termination of Information and Observer Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

3.4    Confidentiality. Each Investor agrees that such Investor and its representatives (including any such representative serving as a director or observer of the Company) will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) or at any meetings of the Company’s Board of Directors or in any materials delivered in connection therewith, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor or its representatives), (b) is or has been independently developed or conceived by such Investor or its representatives without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor or its representatives by a third party without, to its actual knowledge after due inquiry, a breach of any known obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Preferred Stock, Derivative Securities or Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person in writing to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Each Investor shall be responsible for any breach of this Section 3.4 by its representatives.

4.	Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Section 4.1 and Section 4.3 (as applicable) and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates, and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that, each such Affiliate or Investor Beneficial Owner: (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement (each as defined in the Purchase Agreement, and as each may be amended from time to time) as an “Investor” under each such agreement and (z) is not a Competitor. For purposes of this Section 4, “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable for or convertible into capital stock; provided that the term “New Securities” does not include (a) securities or rights to acquire securities that are excluded from the definition of “Additional Shares of Common Stock” under the Restated Certificate as “Exempted Securities ” or (b) any shares of Series C Preferred Stock issued under the Purchase Agreement.

(a)    The Company shall give written notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number and type of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By written notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which is equal to the ratio of (x) the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities (assuming full conversion, exercise or exchange, as applicable, of the Preferred Stock and other Derivative Securities held by such Investor, including vested and unvested stock awards issued under the Company’s equity incentive plans) to (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion, exercise and/or exchange, as applicable, of the Preferred Stock and other Derivative Securities, including vested and unvested stock awards issued under the Company’s equity incentive plans). At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the New Securities available to such Investor (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such written notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or otherwise acquire, in addition to the number of New Securities specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the ratio of (i) the number of shares of Common Stock owned by such Fully Exercising Investor immediately prior to the issuance of New Securities (assuming full conversion, exercise or exchange, as applicable, of the Preferred Stock and other Derivative Securities held by such Investor, including vested and unvested stock awards issued under the Company’s equity incentive plans) to (ii) the total number of shares of Common Stock then held by all Fully Exercising Investors (assuming full conversion, exercise and/or exchange, as applicable, of the Preferred Stock and all other Derivative Securities held by all Fully Exercising Investors, including vested and unvested stock awards issued under the Company’s equity incentive plans) who wish to purchase such unsubscribed New Securities; provided, however, the Fully Exercising Investors that wish to purchase such unsubscribed New Securities may elect to allocate the remaining unsubscribed New Securities in such other manner as they shall agree. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)    If all New Securities referred to in the Offer Notice for which Investors were entitled to subscribe are not elected to be purchased or acquired as provided Section 4.1(b) the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities, together with all other New Securities referred to in the Offer Notice, to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

4.2.    Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first.

4.3    Opportunity to Participate in IPO. Notwithstanding anything herein to the contrary, the Company will use its commercially reasonable efforts, subject to compliance with applicable law and SEC interpretation, to offer each Major Investor (other than the Fidelity Investors) a pro rata right (but not an obligation) to purchase shares in the IPO; provided however, to the extent required by applicable law or SEC interpretation, such offer and sale may need to be conducted as a private offer and sale subject to applicable resale restrictions as restricted securities and may not be capable of qualifying for public offer and sale pursuant to the IPO registration statement. The Company acknowledges and agrees that such commercially reasonable efforts shall include requesting, in writing, that the lead underwriter for the IPO acknowledge and provide the benefit of such participation rights to such Major Investors in accordance with the immediately preceding sentence.

5.	Additional Covenants.

5.1    Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors, including at least one BBA Director and one OM Director:

(a)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business;

(c)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)    make any investment inconsistent with any investment policy approved by the Board of Directors;

(e)    incur any aggregate indebtedness in excess of $500,000 or that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f)    enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by the Purchase Agreement or any of the other Transaction Agreements (as defined in the Purchase Agreement);

(g)    change the compensation of the Chief Executive Officer, including approving any option grants or stock awards (other than compensation or grants provided in the Employment Agreement (as defined in the Purchase Agreement));

(h)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)    sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j)    enter into any (i) in-license transaction greater than $1,000,000 or (ii) asset transfer, merger or acquisition or similar corporate strategic relationship involving Company assets greater than $1,000,000.

5.2    Board Matters. The Company shall reimburse the directors and Board observers for all reasonable and documented out-of-pocket travel expenses incurred by the directors and Board observers in connection with attending meetings of the Board of Directors and committees thereof and other meetings on behalf of the Company in a manner consistent with the Company’s travel and entertainment policy. The Board of Directors will meet at least quarterly, unless otherwise agreed to by a vote of a majority of the Board of Directors. Each committee of the Board of Directors shall include a least one BBA Director and at least one OM Director as a member of such committee, unless a BBA Director or an OM Director recuses himself or herself from participation on such committee.

5.3    Employee Stock. Unless otherwise approved by the Board of Directors (including at least one BBA Director and at least one OM Director), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand- off provision substantially similar to that in Section 2.11. In addition, unless otherwise set forth in the Plan or subsequently approved by the Board of Directors (including at least one BBA Director and at least one OM Director), the Company: shall (1) retain a “right of first refusal” on employee transfers until the Company’s IPO; and (2) have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.5    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by each of BBA and OrbiMed (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by BBA or OrbiMed or any of their respective Affiliates, as applicable (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.6    Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.4 and 5.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

6.	Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or (iii) after such transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; and provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law; Jurisdiction; Venue. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement (“Covered Matters”), (b) agree not to commence any suit, action or other proceeding arising out of or based upon any Covered Matters except in the state courts or federal courts located in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of any Covered Matter may not be enforced in or by such court. All Covered Matters shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3    Counterparts; Electronic Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic mail (including pdf) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) on the first Business Day following delivery after having been transmitted by electronic mail or facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications to (i) an Investor shall be sent to such Investor’s address as set forth on Schedule A hereto or (ii) the Company shall be sent to the Chief Executive Officer at 200 Powder Mill Road, Experimental Station, Wilmington, DE 19803, with a copy to the attention of Effie Toshav at Fenwick & West LLP, 1191 Second Avenue, 10th Floor, Seattle WA 98101, etoshav@fenwick.com and Ian Goldstein at Fenwick & West LLP, 902 Broadway, Suite 14, New York, NY 10010, igoldstein@fenwick.com, in each case or to such other address as such party shall provide to the other parties by written notice in accordance with this Section 6.5. As used herein, the term “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in Wilmington, Delaware are permitted or required to be closed.

6.6    Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the Required Preferred. Notwithstanding the foregoing:

(i)    this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion;

(ii)    Sections 3.3, 3.4, 5.2, 5.5 and 6.12 may not be amended, terminated or waived without the prior written consent of BBA (as such provisions apply to BBA or a BBA Director) or OrbiMed (as such provisions apply to OrbiMed or an OM Director);

(iii)    the Company may in its sole discretion waive compliance with Section 2.12(c); and

(iv)    any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt notice of any amendment, termination or waiver hereunder to any party hereto that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 6.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assign entered into or approved such amendment, termination or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All Registrable Securities held or acquired by Affiliates of an Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12    Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; provided, however, the foregoing does not relieve any Investor that is an employee of the Company from complying with his or her obligations to the Company, including under any employment or restrictive covenant agreement between the Company and such employee.

6.13    Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.14    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series C Preferred Stock after the date hereof, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.15    Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

PRELUDE THERAPEUTICS INCORPORATED

By:	/s/ Krishna Vaddi
Name:	Krishna Vaddi
Title:	Chief Executive Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BAKER BROTHERS LIFE SCIENCES, L.P.

By: Baker Bros. Advisors LP, management company and investment advisor to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

667, L.P.
By: Baker Bros. Advisors LP, management company and investment advisor to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P. and not as the general partner

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VI, LP

By: OrbiMed Capital GP VI LLC, its general partner
By: OrbiMed Advisors LLC, its managing member

By:	/s/ David Bonita
Name:	David Bonita
Title:	Member

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Krishna Vaddi
KRISHNA VADDI

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DOLPHIN CITY TRUST

By:	/s/ Nishit Gandhi
Name:	Nishit Gandhi
Title:	Trustee

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Paul Friedman
PAUL FRIEDMAN

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SIDUS VENTURES, LLC

By:	/s/ Krishna Vaddi
Name:	Krishna Vaddi
Title:	Manager

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Ashish Parikh
ASHISH PARIKH

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BHAVNISH PARIKH REVOCABLE TRUST U/A/D

By:	/s/ Bhavnish Parikh
Name:	Bhavnish Parikh
Title:

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:
Its:

By:	/s/ Christopher Maher
Name:	Christopher Maher
Title:	Authorized Signatory

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND
By:
Its:

By:	/s/ Christopher Maher
Name:	Christopher Maher
Title:	Authorized Signatory

FIDELITY CAPITAL TRUST: FIDELITY STOCK SELECTOR SMALL CAP FUND- HEALTHCARE SUB
By:
Its:

By:	/s/ Christopher Maher
Name:	Christopher Maher
Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SERIES SMALL CAP OPPORTUNITIES FUND- HEALTHCARE SUB
By:
Its:

By:	/s/ Christopher Maher
Name:	Christopher Maher
Title:	Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Name and Address

Name of Investor and Address

BAKER BROTHERS LIFE SCIENCES, L.P.

860 Washington Street, 3rd Floor

New York, NY 10014

Attn: Scott Lessing

Email:

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd, Suite 2000

Fort Lauderdale, FL 33301

Attn: Mathew Hoffman, Esq.

Email: hoffmanma@gtlaw.com

667, L.P.

860 Washington Street, 3rd Floor

New York, NY 10014

Attn: Scott Lessing

Email:

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd, Suite 2000

Fort Lauderdale, FL 33301

Attn: Mathew Hoffman, Esq.

Email: hoffmanma@gtlaw.com

ORBIMED PRIVATE INVESTMENTS VI, LP

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Attn: David Bonita, M.D.

Email:

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd, Suite 2000

Fort Lauderdale, FL 33301

Attn: Mathew Hoffman, Esq.

Email: hoffmanma@gtlaw.com

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

KRISHNA VADDI

DOLPHIN CITY TRUST

PAUL FRIEDMAN

SIDUS VENTURES, LLC 108 Forest Drive Kennett Square, PA 19348-2599

BHAVNISH PARIKH REVOCABLE TRUST U/A/D

ASHISH PARIKH

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 BBH.Fidelity.CA.Notifications@BBH.com

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII:

Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

FIDELITY CAPITAL TRUST: FIDELITY STOCK SELECTOR SMALL CAP FUND- HEALTHCARE SUB

Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions /Vault

140 Broadway

New York, NY 10005

BBH.Fidelity.CA.Notifications@BBH.com

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

FIDELITY SECURITIES FUND: FIDELITY SERIES SMALL CAP OPPORTUNITIES FUND-HEALTHCARE SUB

Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions /Vault

140 Broadway

New York, NY 10005

BBH.Fidelity.CA.Notifications@BBH.com

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [    ], by and between [                    ], a [Delaware corporation] (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

DEFINITIONS

1.1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “[Common Stock]” shall mean the common stock of the Company, par value $[0.01] per share.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Other Securities” shall mean securities of the Company, other than Registrable Securities (as defined below).

(f) “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

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(g) “Registrable Securities” shall mean the shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by any of the Investors.

(h) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) in connection with the preparation and filing of the Resale Registration Shelf (as defined below), and up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per underwritten public offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(j) “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(k) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(m) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel (except as provided in the definition of “Registration Expenses”) and any other advisors any of the Investors engage and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

Section 2.

RESALE REGISTRATION RIGHTS

2.1. Resale Registration Rights.

(a) Following demand by any Investor the Company shall file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for

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resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”), and the Company shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand;. Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7.

(b) The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to Section 2.9 hereof. The Company shall promptly, and within two

(2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c) Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 2.1(a):

(i) if the Company has and maintains an effective Registration Statement on Form S-3ASR that provides for the resale of an unlimited number of securities by selling stockholders (a “Company Registration Shelf”);

(ii) during the period forty-five (45) days prior to the Company’s good faith estimate of the date of filing of a Company Registration Shelf; or

(iii) if the Company has caused a Registration Statement to become effective pursuant to this Section 2.1 during the prior twelve (12) month period.

(d) If the Company has a Company Registration Shelf in place at any time in which the Investors make a demand pursuant to Section 2.1(a), the Company shall file with the Commission, as promptly as practicable, and in any event within fifteen (15) business days after such demand, a “final” prospectus supplement to its Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”); provided, however, that the Company shall not be obligated to file more than one Prospectus pursuant to this Section 2.1(d) in any six month period to add additional Registrable Securities to the Company Registration Shelf that were acquired by the Investors other than directly from the Company or in an underwritten public offering by the Company. The Prospectus shall include the information required under Item 507 of Regulation S-K of the Securities Act, which information shall be provided by the Investors in accordance with Section 2.7. Notwithstanding the

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foregoing, before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.

(e) Deferral and Suspension. At any time after being obligated to file a Resale Registration Shelf or Prospectus, or after any Resale Registration Shelf has become effective or a Prospectus filed with the Commission, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investors with a certificate signed by the [Principal Executive Officer] of the Company stating that in the good faith judgment of the Board, the filing or use of any such Resale Registration Shelf or Prospectus covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of such Resale Registration Shelf or Prospectus at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf or Prospectus for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investors of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(e) more than once in any twelve month period. In the case of the suspension of use of any effective Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of such Resale Registration Shelf or Prospectus may be resumed. In the case of a deferred Prospectus or Resale Registration Shelf filing, the Company shall provide prompt written notice to the Investors of (i) the Company’s decision to file or seek effectiveness of the Prospectus or Resale Registration Shelf, as the case may be, following such deferral and (ii) in the case of a Resale Registration Shelf, the effectiveness of such Resale Registration Shelf. In the case of either a suspension of use of, or deferred filing of, any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension or deferral, be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf, Company Registration Shelf or Prospectus.

(f) Other Securities. Subject to Section 2.2(e) below, any Resale Registration Shelf or Prospectus may include Other Securities, and may include securities of the Company being sold for the account of the Company; provided such Other Securities are excluded first from such Registration Statement in order to comply with any applicable laws or request from any Government Entity, Nasdaq or any applicable listing agency. For the avoidance of doubt, no Other Securities may be included in an underwritten offering pursuant to Section 2.2 without the consent of the Investors.

2.2. Sales and Underwritten Offerings of the Registrable Securities.

(a) Notwithstanding any provision contained herein to the contrary, the Investors, collectively, shall and subject to the limitations set forth in this Section 2.2, be permitted one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of Registrable Securities.

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(b) If the Investors intend to effect an underwritten public offering pursuant to a Resale Registration Shelf or Company Registration Shelf to sell or otherwise distribute Registrable Securities, they shall so advise the Company and provide as much notice to the Company as reasonably practicable (and in any event not less than fifteen (15) business days prior to the Investors’ request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).

(c) In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Investors shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d) In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Investors (i) enter into an underwriting agreement in customary form with the underwriter or underwriters,

(ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if (Y) the underwriting agreement proposed by the underwriter or underwriters contains representations, warranties or conditions that are not reasonable in light of the Company’s then-current business or (Z) the underwriter, underwriters or the Investors require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.

(e) If the total amount of securities to be sold in any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (subject in each case to the cutback provisions set forth in this Section 2.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the underwritten public offering has been requested pursuant to Section 2.2(a) hereof, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (b) second, Registrable Securities requested to be included in such registration by the Investors shall be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round down the number of shares allocated to any of the Investors to the nearest 100 shares.

2.3. Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

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2.4. Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof. The Company shall use its reasonable best efforts, within the limits set forth in this Section 2.4, to:

(a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b) furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c) use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d) in the event of any underwritten public offering, and subject to Section 2.2(d), enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Investors may reasonably request in order to facilitate the disposition of such Registrable Securities;

(e) notify the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) if requested by an Investor, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities being transferred by an Investor pursuant to a Resale Registration Shelf or Company Registration Shelf, within two business days following such request;

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(h) cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i) cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.5. The Investors Obligations.

(a) Discontinuance of Distribution. The Investors agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.4(e) hereof, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investors’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).

(b) Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

(c) Notification of Sale of Registrable Securities. The Investors covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

2.6. Indemnification.

(a) To the extent permitted by law, the Company shall indemnify the Investors, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Investor and each Person controlling the Investors, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration,

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qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investors, each such underwriter, and each Person who controls the Investors or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.5 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors, such underwriter, or such controlling Person and stated to be for use therein.

(b) To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.5 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.

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(c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.6.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.6(a) or Section 2.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

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(f) The obligations of the Company and the Investors under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.7. Information. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not misleading. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in any Registration Statement if the Investors have not provided the information required by this Section 2.7 with respect to the Investors as a selling securityholder in such Registration Statement or any related prospectus.

2.8. Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.

2.9. Termination of Status as Registrable Securities. The Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investors pursuant to Rule 144 (or other similar rule), (iii) such Registrable Securities may be resold by the Investor holding such

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Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) ten (10) years after the date of this Agreement.

Section 3.

MISCELLANEOUS

3.1. Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investors.

3.2. Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3. Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to the Investors:	At such Investor’s address as set forth on Schedule A hereto

If to the Company:	[ ] Attention: [ ] [ ] Fax: [ ]

with a copy to:	[ ] Attention: [ ] [ ] Fax: [ ]

3.4. Governing Law; Jurisdiction; Venue; Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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(b) Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5. Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investors shall be entitled to transfer Registrable Securities to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Company shall not consummate any recapitalization, merger, consolidation, reorganization or other similar transaction whereby stockholders of the Company receive

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(either directly, through an exchange, via dividend from the Company or otherwise) equity (the “Other Equity”) in any other entity (the “Other Entity”) with respect to Registrable Securities hereunder, unless prior to the consummation thereof, the Other Entity assumes, by written instrument, the obligations under this Agreement with respect to such Other Equity as if such Other Equity were Registrable Securities hereunder.

3.6. Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7. Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8. Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11. Term and Termination. The Investors’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the Company’s obligations under Section 2.2 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of Section 2.9 of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

[ ]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

667, L.P.
By:

BAKER BROS. ADVISORS LP,

management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:
Scott L. Lessing President

BAKER BROTHERS LIFE SCIENCES, L.P.
By:

BAKER BROS. ADVISORS LP,

management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:
Scott L. Lessing President

[Signature Page to Registration Rights Agreement]